                                  EXHIBIT 2.1

                           ASSET PURCHASE AGREEMENT
                           ------------------------



    THIS ASSET PURCHASE AGREEMENT is made and entered into this 1st day of
                                                                ---
February, 1995, by and among American Consolidated Laboratories, Inc., a Florida corporation (the "Purchaser"), Philcon Laboratories, Inc., a Pennsylvania corporation (the "Seller"), and Joseph W. Kelly and Lucille M. Kelly (collectively, the "Stockholders").


                              W I T N E S S E T H:
                              --------------------


    WHEREAS, the Seller is the owner of certain assets used in the operation of a contact lens manufacturing and distribution business; and

    WHEREAS, the Purchaser desires to purchase the assets used in the operation of the business of the Seller, subject only to certain specified liabilities, and the Seller and the Stockholders desire to sell such assets subject to such liabilities, all upon the terms and subject to the conditions hereinafter set forth.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and sale of the property aforementioned, it is hereby agreed as follows:


    1.  PURCHASE AND SALE OF ASSETS; CLOSING.
        ------------------------------------

    (a) Purchase and Sale of Assets.  Upon the terms and subject to the
        ---------------------------
conditions hereinafter set forth, at the closing of the transactions contemplated hereby (the "Closing"), the Seller will sell, assign, transfer, convey and deliver to the Purchaser free and clear of all liabilities, liens, encumbrances, equities, claims and charges or interests of third persons, except those listed on Exhibit A to this Agreement, and the Purchaser shall purchase from the Seller, all of the assets (other than cash) used in connection with the operation by the Seller of its contact lens manufacturing and distribution business, including without limitation all personal property of every kind, equipment, fixtures, inventory, books, records, ledgers, leasehold improvements and the like (as so conveyed, collectively referred to in this Agreement as the "Assets"). In consideration of the sale, conveyance, transfer and delivery of the Assets, and upon and subject to the conditions of this Agreement, the Purchaser will deliver to the Seller consideration as provided in Section 2 of this Agreement.

    (b) Procedure for Closing.  Subject to the satisfaction or appropriate
        ---------------------
waiver of all conditions precedent thereto, the Closing shall be held at the offices of the Seller at 2010 Wheatsleaf Lane, Philadelphia, Pennsylvania, on May 2, 1995, at 11:00 a.m., or at such other place, date and time as the parties to this Agreement may otherwise agree (such date to be referred to in this Agreement as the "Closing Date"). At the Closing, the Seller will deliver to the Purchaser a bill or bills of sale and all other instruments necessary or appropriate in the opinion of counsel to the Purchaser to convey title to the Assets to the Purchaser, and the

Purchaser shall deliver to the Seller consideration for the purchase of the Assets as provided in Section 2 of this Agreement.

    2.  CALCULATION AND PAYMENT OF PURCHASE PRICE.
        -----------------------------------------

    (a) Consideration.  As total consideration for the purchase and the sale of
        -------------
the Assets, the Purchaser shall pay to the Seller, and the Seller agrees to accept, an amount equal to $240,000, payable as follows: (i) $95,000 shall be paid in cash at Closing; (ii) $100,000 shall be payable by delivery at Closing of a promissory note of the Purchaser payable to the Seller on October 1, 1995, with interest thereon at the rate of 12% per annum; and (iii) 8,117 shares of common stock of the Purchaser shall be delivered at Closing to the Stockholders subject to Section 6(h) hereof (collectively, the "Purchase Price").

    (b) Allocations.  The parties to this Agreement represent, warrant and
        -----------
covenant that the Purchase Price shall be allocated as follows:

               (i) covenant not to compete                -  $125,000
               (ii) goodwill                                   15,000
               (iii) all other Assets                     -   100,000

    (c) Application of Purchase Price.  (i)  In compliance with Section 13.6101
        -----------------------------
et. seq. Consolidated Pennsylvania Statutes, the Purchase Price shall be applied
- --  ---
first to the discharge of any unpaid debts and liabilities of the Seller that are either filed in writing pursuant to Section 13.6101 et. seq. Consolidated
                                                        --  ---
Pennsylvania Statutes, or shown on the affidavit of creditors to be furnished to the Purchaser by the Seller in accordance with Section 5(c) of this Agreement and which are not to be assumed by the Purchase pursuant to Exhibit A hereto.
At the Closing, the Purchaser shall pay from the Purchase Price all of such unpaid debts and liabilities, up to the full amount of the Purchase Price; provided, however, that the Seller may pay and discharge all such debts, claims and other obligations, in which event it shall present evidence, satisfactory to the Purchaser and its counsel, of such payment and discharge.

    (d) Adjustment of Prepaid Amounts.   Prepaid security deposits, real estate
        -----------------------------
taxes and assessments, premiums for any insurance policies which may be assigned to the Purchaser, transferable occupational license fees, personal property taxes on the Assets, and any other prepaid items assumed by or continued for the benefit of the Purchaser shall be adjusted in accordance with generally accepted business practices. Utility deposits shall not be prorated; the Seller shall order final meter readings with appropriate credit for deposits made against final billings, and the Purchaser shall be responsible from and after the Closing Date for making its own utility deposits. At the Closing, the Seller and the Purchaser each shall pay in cash the amount owed to the other party as a result of such adjustments.

    (e) Post Closing Adjustments.  (i) As soon as is practicable after the
        ------------------------
Closing, the Purchaser will make an account reconciliation reflecting the financial condition of the Seller as of the Closing Date, including credits and exchanges relating to inventory on hand as of the Closing Date (the "Closing Statements"). If the Closing Statements show that total assets minus current liabilities of the Seller at the Closing Date are less than $100,000, calculated in accordance with generally accepted accounting principles consistently applied, then the Stockholders will pay to the Purchaser the amount of the difference between such total assets minus current liabilities and $100,000 within 15 days of receipt of the Closing Statements. One-half of any such adjustment will be paid by the Purchaser in cash and one-half will be paid by delivery to the Purchaser, of common stock of the Purchaser owned by the Stockholders, at a value of $2.464 per share, to the extent sufficient stock is available to cover such amounts. The Closing Statements shall be presented to the Stockholders and, upon request, related work papers and such other documentation as the Stockholders or his/her independent certified public accountant(s) may reasonably request.

    If the Stockholders disagree with determination of total assets and current liabilities as shown on the Closing Statements, the parties hereto agree to mutually select a firm of independent certified public accountants to review the Closing Statements and the underlying calculations in accordance with generally accepted accounting principles and consistently applied. The parties further agree to be mutually bound by the determination of such accountants as a result of such review, without right to judicial or other review or appeal. The Purchaser and the Stockholders shall share equally in the cost and expense of any such review.

    (f) Closing Costs.  The Seller and the Purchaser, in equal shares, shall pay
        -------------
for any documentary stamps necessary in connection with the assignment of the Assets and for the cost of recording any title instruments or assignments of Assets to the Purchaser and any costs incurred in connection with filings under the Uniform Commercial Code.

    3.  REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE STOCKHOLDERS.
        -----------------------------------------------------------------

    The Seller and the Stockholders hereby jointly and severally represent and warrant to the Purchaser the following:

    (a) Organization and Standing.  The Seller is a corporation duly organized,
        -------------------------
validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate power and authority to carry on its business as it is now being conducted. A true and correct copy of (i) its Certificate of Incorporation, and all amendments thereof to date, certified by the Secretary of State of the Commonwealth of Pennsylvania, and (ii) its by-laws, as then in effect, certified by the Secretary of such corporation, will be delivered to the Purchaser within 10 days from the date hereof. The minute books of the Seller will be made available to the Purchaser and its representatives at any reasonable time or times at or prior to the Closing for inspection and will be complete and correct as of the date of any such inspection and at Closing.

    (b) Capitalization.  The authorized capital stock of the Seller consists of
        --------------
50,000 shares of common stock, par value $1.00 per share, and as of the date hereof there are outstanding 25,000 shares, all of which have been validly issued and are fully paid and nonassessable and all of such capital stock of the Seller (the "Stock") is owned by the Stockholders.

    (c) Restrictions on Stock.  (i)  Neither the Seller nor the Stockholders are
        ---------------------
a party to any agreement, written or oral, creating rights in respect of the Stock in any third person or relating to the voting of the Stock.

        (ii) The Stockholders are the lawful owners of all the Stock, free and clear of all security interests, claims, liens, encumbrances, equities and other charges.

        (iii) There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the Stock, nor are there any securities convertible into the Stock.

    (d) Qualification To Do Business.  By reason of the nature of the business
        ----------------------------
conducted by it, its ownership of property or otherwise, the Seller is not required to be qualified to do business as a foreign corporation in any state. [alternatively, indicate states where qualified]

    (e) Subsidiaries.  The Seller has no subsidiaries.
        ------------

    (f) Authority Relative to this Agreement.  The execution of this Agreement
        ------------------------------------
by the Seller and the delivery of this Agreement to the Purchaser have been duly authorized by the Board of Directors of the Seller and by the Stockholders as its sole stockholder, and no further corporate or other action is necessary on their part to make this Agreement valid and binding upon each of them and enforceable against each of them in accordance with the terms hereof or to carry out the transactions contemplated hereby. Subject to obtaining the consents listed on Exhibit B hereto, the execution, delivery and performance of this Agreement by the Seller and the Stockholders will not (i) constitute a breach or a violation of the Seller's Articles of Incorporation or by-laws or any law, rule or regulation, agreement, indenture, deed of trust, mortgage loan agreement or other instrument to which the Seller or the Stockholders are a party or by which either of such parties is bound; (ii) constitute a violation of any order, judgment or decree to which the Seller or the Stockholders are a party or by which any of the Seller's assets or properties are bound or affected; or (iii) result in the creation of any lien, charge or encumbrance upon the Assets.

    (g) Financial Statements.  Attached hereto as Exhibit C are the audited
        --------------------
financial statements of the Seller for the twelve months ended February 28, 1995, including the report of Henry C. Stoughton, C.P.A., thereon, and the unaudited financial statements of the Seller for the fiscal years ended September 30, 1994 and 1993, all of which statements (i) are in accordance with the books and records of the Seller, (ii) are true and accurate statements and fairly set forth the financial condition and results of operations of the Seller as of the relevant dates thereof and for the periods covered thereby; (iii) have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis; and (iv) contain and reflect all necessary adjustments for a fair presentation of the results of operations and financial condition for the periods covered by the statements.

    (h) Absence of Undisclosed Liabilities.  Except as disclosed on (i) Exhibit
        ----------------------------------
A,C or D to this Agreement, the Seller is not obligated for, nor are any of its assets or properties subject to any liabilities of any kind (whether accrued, absolute, contingent or otherwise), regardless of whether such liabilities are customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles. There are no facts in existence on the date hereof known to the Seller or the Stockholders that might reasonably serve as the basis now or in the future for any liabilities or obligations not disclosed in this Agreement or the exhibits thereto.

    (i) Absence of Certain Changes or Events.  Other than as disclosed in
        ------------------------------------
exhibits to this Agreement and in the ordinary course of its business or in connection with effecting the transactions contemplated by this Agreement, since February 28, 1995, the Seller has not:

        (i) experienced any material, adverse change in its financial condition, assets, liabilities, results of operations or business.

        (ii) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its properties or business;

        (iii) transferred or leased any of its assets or properties;

        (iv) cancelled or compromised any debt or claim (except for adjustments made with respect to contracts for the purchase of supplies or for the sale of products which in the aggregate are not material);

        (v) transferred or granted any right under any lease, license, agreement, patent, invention, trademark, trade name or copyright or with respect to know-how or any other intangible asset

        (vi) experienced any other event or condition of any character which has materially and adversely affected its business or may do so in the future.

    (j) Tax Matters.  The Seller has prepared and filed in a timely manner all
        -----------
federal, state and local tax returns and reports as are and have been required to be filed, which returns were prepared on a basis consistent with the financial statements of such corporation, and all taxes shown thereon to be due have been paid in full. The Seller has paid or made adequate provision for payment of all taxes for that portion of its current fiscal year to and including the Closing Date. The Stockholders agree to prepare and file, or make arrangements for the preparation and filing of all federal and state tax returns for the Seller and to pay any taxes due in connection with such returns. Neither the Seller nor the Stockholders have executed or filed with the Internal Revenue Service or any other taxing authority any agreement extending the period for assessment or collection of any income or other taxes; and, as of the date hereof, the Seller is not a party to any pending tax examination or any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against such corporation. In the event that a deficiency is determined in the amount of federal or state tax payable by the Seller, whether relating to a period ending prior to or after the Closing Date, the Stockholders and the Seller shall be fully responsible for the payment of said deficiency. No accrued and unpaid taxes of any type exist, and no formal claims have been made or asserted by the United States Government or by any state or foreign country or local government for income or any other taxes, except such as have been paid or (whether or not disputed) are disclosed pursuant to Section 3(i) hereof.

    (k) Litigation.  Except as disclosed in Exhibit E to this Agreement, (i) the
        ----------
Seller is not a party to any litigation, proceeding or administrative investigation and none is pending or threatened against such corporation, its properties, any property used in its business or the transactions contemplated by this Agreement; (i) there is no outstanding order, writ, injunction or decree of any court, government, governmental authority or arbitration against or affecting it, its properties or business; (ii) there is no basis for any such litigation, proceeding or investigation which might have a material adverse affect, financial or otherwise, on the business, property, operations or prospects of the Seller; (iii) there is no material infringement of any copyright, trademark, trade name, patent or other proprietary right owned or licensed by it; (iv) the Seller has not experienced any labor trouble, dispute, grievance, controversy or strike nor is there any pending or threatened against such corporation; and, (v) neither the Seller nor the Stockholders know of any basis for any such labor trouble, dispute, grievance, controversy or strike which might have a material adverse effect on the business, properties, assets, operations or prospects or on the condition, financial or otherwise, of the Seller.

    (l) Title to and Condition of the Assets.  The Seller has good and
        ------------------------------------
marketable title to all of the Assets including without limitation all properties, machinery, equipment and assets, both real and personal, and such properties and assets are subject to no mortgage, guaranty, judgment, execution, pledge, lien, conditional sales agreement, security agreement, encumbrance or charge, except as disclosed pursuant to this Agreement (with respect to which no default exists) and except for liens for taxes not delinquent. The Assets, including without limitation all such properties and assets referred to above, are in good condition and repair, reasonable wear and tear expected, and are operated in conformity with all applicable building and zoning ordinances and regulations and all other applicable laws, ordinances and regulations. The Seller owns no interest in any real property except the Lease Agreement from the Stockholders to the Seller, which Lease will be terminated at Closing.

    (m) Leases, Contracts and Commitments.  Except as listed on Exhibit F to
        ---------------------------------
this Agreement, the Seller is not a party to any equipment leases, contracts, agreements or commitments, written or oral, of any nature (including employment or consulting agreements, mortgages, loans, deeds of trust, indentures, credit and collective bargaining agreements, distribution agreements, supply contracts, etc.) which in any case extend beyond one year or create a liability in excess of $3,000. Exhibit F lists each such lease, contract, agreement or commitment, indicating the parties thereto and briefly summarizing the material terms of each agreement. Copies of each such lease, agreement, contract or commitment have previously been delivered to the Purchaser. The Seller is in compliance with all of the terms of all leases, contracts, agreements and commitments to which it is a party or by which any of its assets or properties is or may be bound; and, to the best of the Stockholders' knowledge, there is no default by any other party under any of them.

    (n) Accounts Receivable.  All of the accounts receivable reflected on the
        -------------------
February 28, 1995 balance sheet of the Seller are and at the Closing will be bona fide accounts receivable and have been collected in full or are or will be collectible in full (net of any stated reserve for doubtful accounts) within 60 days. A true and complete list of all accounts receivable at April 28, 1995, together with information as to the aging of each account, is shown on Exhibit
G. Any accounts receivable created after April 28, 1995, by the Seller will be bona fide accounts receivable at the time of their creation and at the Closing will have been collected in full or will be collectible in full (less any reserve for doubtful accounts) within 60 days.

    The Stockholders and the Seller jointly and severally warrant to Purchaser that the unpaid balance of all accounts receivable of the Seller on hand at the date of the Closing Statements will be paid during a collection period of 60 days immediately following the Closing. Within ten (10) business days after delivery to the Stockholders of a schedule of all these accounts receivable unpaid at the end of this collection period, the Stockholders and the Seller will pay to Purchaser the full amount of these unpaid receivables, in cash, less the amount of any receivables written off as uncollectible by the Seller before the Closing Date but paid to the Seller during this collection period. All payments of the scheduled accounts made after the collection period and payment of such accounts by the Stockholders shall promptly be paid over to the Stockholders. If more than one invoice is outstanding for any customer, the "first-in, first-out" principle shall be applied in determining the invoice to which a payment relates, unless the payment by its terms specifies or clearly indicates the invoice to which it relates.

    Purchaser shall exercise prompt and diligent efforts to collect all such unpaid accounts receivable before the end of this collection period; provided, however, neither Purchaser, Seller nor Stockholders shall be required to initiate legal proceedings for this purpose. Purchaser shall cause all unpaid accounts receivable to be assigned to the Stockholders without recourse, on the Stockholders' payment of those accounts. Purchaser will not take any action out of the ordinary course of business which would impair the collectability of any such accounts receivable which are assigned to the Stockholders. Purchaser agrees, at the request of the Stockholders, to continue billing and collection of accounts which have been assigned to the Stockholders, in the ordinary course and according to its normal billing practices.

    (o) Inventories.  All the inventories of the Seller consist of items shown
        -----------
on the February 28, 1995 balance sheet of the Seller, all of which have been valued at the lower of cost or market and are suitable for use or sale in the ordinary course of business at customary retail prices in the business operated by the Seller. A list of inventory as of April 28, 1995, is attached hereto as Exhibit H.

    (p) Insurance Coverage.  The Seller maintains policies of fire casualty,
        ------------------
liability, use and occupancy and other insurance covering all of its properties and assets, including the Assets, in amounts customarily obtained by businesses in the region in which such properties or assets are located. Exhibit I to this Agreement lists each policy by its identification number and indicates as to each policy the issuer, type of policy, amount of coverage, annual premium and expiration date. Such policies or like policies are as of the date of this Agreement and will be on the Closing Date outstanding and duly in force and assumable by the Purchaser at its option in connection with the consummation of the transactions contemplated hereby. True and complete copies of all such policies have previously been delivered or made available to the Purchaser.

    (q) Employee Welfare Benefits.  Except as set forth in Exhibit J to this
        -------------------------
Agreement, the Seller does not have in force any bonus, stock option, employee welfare, pension or profit sharing plan or any other written or oral employee benefit arrangement, agreement or understanding. A summary of the terms of each such plan, agreement or understanding is set forth on Exhibit J to this Agreement indicating as to each whether it is a "qualified plan" within the meaning of Section 401(a) of the Internal Revenue Code of 1954, as amended. Each such "qualified" employee welfare, pension or profit sharing plan, if any, has since its adoption been a "qualified plan" within the meaning of the Internal Revenue Code of 1954, as amended. Copies of each such written plan, trust, agreement or understanding and the most recent determination letters of the Internal Revenue Service relating to each "qualified plan" have previously been delivered or made available to the Purchaser.

    (r) Executive Compensation and Employees.  Attached as Exhibit K to this
        ------------------------------------
Agreement is a schedule showing the name, position and salary rate for the current and preceding fiscal years of each director, officer or employee of the Seller whose aggregate annual compensation (including bonuses and sales commissions) in 1994 exceeded, or is expected in 1995 to exceed, $50,000. Also included on Exhibit K is a list of current employees of the Seller who will be hired by the Purchaser immediately following the Closing.

    (s) Trade Names, Copyrights, Trademarks, Etc.  Attached as Exhibit L to this
        ----------------------------------------
Agreement is a summary of all trade names and trademark regulations and applications therefor, licenses, franchises, copyrights, patents, patent applications, inventions and other assets of like kind, whether domestic or foreign, any interest in which is owned by the Seller or registered in its name or in which such corporation has any interest. The Seller possesses licenses or other rights to use (without payment of royalties) all trade names, trademarks, copyrights, patents, inventions and processes now used in the conduct of its business. The use of such trade names, trademarks, copyrights, inventions and processes does not conflict with any rights of others. The Seller has performed all the obligations required to be performed by it to date and there is no default in any material respect under any of the licenses or other rights to use any trade names, trademarks, copyrights, patents, inventions or other processes now used in the conduct of the Seller's business.

    (t) Customers.  There has been no termination, cancellation, limitation,
        ---------
modification or change since February 28, 1995 in the business relationship of the Seller, or any material dispute, with any customer or supplier or group of customers or suppliers whose purchases or sales, individually or in the aggregate, provided more than five percent of aggregate gross revenues or payables for the previous fiscal year of the Seller.

    (u) No Interest in Properties, Competitors, Etc.  No director, officer or
        -------------------------------------------
stockholder of the Seller (i) owns, directly or indirectly, in whole or in part, any of the properties necessary for the business of the Seller as currently conducted (excluding the real property identified in Exhibit N) or (ii) owns, directly or indirectly, any interest in (except for the ownership of marketable securities of publicly owned corporations, representing in no case more than three percent of the outstanding shares of such class of securities) or controls or is an employee, officer, director or partner of, participant in or consultant to any corporation, association, partnership, limited partnership, joint venture or other business organization which is a competitor, supplier, customer, landlord or tenant of the Seller or the Purchaser.

    (v) Compliance With Applicable Laws.  The conduct of its business by the
        -------------------------------
Seller does not violate or infringe any federal, state, local or foreign law, statute, ordinance, license or regulation presently in effect or that, to the knowledge of the Seller or the Stockholders, is proposed to be adopted, or any right or concession, copyright, trademark, trade name, patent, know-how or other proprietary right of others, the enforcement of which would materially adversely affect the Seller's business or the value of the Assets being conveyed hereunder. The Seller has and has maintained all licenses and permits required by all local, state and federal authorities and regulating bodies.

    (w) Hazardous Material.  Neither the Seller nor the Stockholders have
        ------------------
generated, stored, or disposed of any hazardous material, or transferred any hazardous material. No hazardous material has been generated, stored or disposed of on any of the property leased by the Seller or is now located on such property. The Seller is in full compliance with all applicable environmental laws and has not been notified of any action, suit, proceeding or investigation which calls into question compliance by the Seller with any environmental laws or which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any hazardous material. The Seller has not been notified by the U.S. Environmental Protection Agency or any other state, federal or local environmental agency, court or other body that it is in violation of any environmental laws, rules or regulations.

    (x) Disclosure.  No representation or warranty made by the Seller or the
        ----------
Stockholders in this Agreement, the exhibits hereto or any of the documents and papers required to be delivered pursuant to this Agreement or in connection with the consummation of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

    4.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.
        -----------------------------------------------

    The Purchaser hereby represents and warrants the following:

    (a) Organization and Standing.  The Purchaser is a corporation duly
        -------------------------
organized, validly existing and in good standing under the laws of the State of Florida and has the corporate power and authority to carry on its business as it is now being conducted.

    (b) Authority Relative to this Agreement.  The execution and delivery of
        ------------------------------------
this Agreement by the Purchaser has been duly authorized by the Board of Directors of the Purchaser and no further corporate action will be necessary on its part to make this Agreement valid and binding upon it and enforceable against it in accordance with the terms hereof or to carry out the actions contemplated hereby.

    (c) Approvals and Consents.  No additional consent, approval or
        ----------------------
authorization is required in connection with the execution or delivery of this Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated hereby.

    (d) Employment Agreement.   Upon execution and delivery in accordance with
        --------------------
the terms and subject to the conditions of this Agreement, the Employment Agreement to be executed in accordance with this Agreement will be the legal, valid and binding obligation of the Purchaser.

    (e) Warranties.  The Purchaser agrees to make any replacements,
        ----------
substitutions or corrections of lenses sold by the Seller which were covered by a Warranty of the Seller prior to Closing, to the extent necessary to meet the terms of the Warranty offered by the Seller at the time such lenses were sold as if the Seller were satisfying such Warranty.

    5.  TRANSACTIONS PRIOR TO THE CLOSING.
        ---------------------------------

    The Seller and the Stockholders hereby jointly and severally covenant the following:

    (a) Conduct of the Business Until Closing.  Except as the Purchaser may
        -------------------------------------
otherwise consent in writing, prior to completion of the Closing on the Closing Date the Seller and the Stockholders will:

        (i) operate the business of the Seller only in the usual, regular and ordinary manner and, to the extent consistent with such operation, use their best efforts to preserve the present business organization intact, keep available the services of its present officers and employees and preserve the present business relationships with customers, suppliers and others having business dealings with the Seller; and

        (ii) neither enter into any transaction, take any action nor fail to take any action which would result in, or could reasonably be expected to result in or cause, any of the representations, warranties, disclosures, agreements or covenants of the Seller or the Stockholders contained in this Agreement, the exhibits hereto or any document delivered pursuant to this Agreement or in connection with the consummation of the transactions contemplated hereby not being true and complete at and as of the time immediately after the occurrence of such transaction or the action is taken or failed to be taken and also on the Closing Date.

    (b) Corporate Action; Approvals and Consents.  The Seller and the
        ----------------------------------------
Stockholders will each take all corporate and other action and use their best efforts to obtain in writing as promptly as possible all approvals and consents required to be obtained by any of them in order to effectuate the consummation of the transactions contemplated hereby, including those consents referred to in or disclosed pursuant to Section 3(f) hereof.

    (c) Bulk Sales Compliance.   The Seller shall comply with all laws of the
        ---------------------
Commonwealth of Pennsylvania relating to bulk sales.

    (i) In connection therewith but without limiting the foregoing, the Seller will furnish to the Purchaser simultaneously with the execution of this Agreement statements signed and sworn to by the appropriate officers of the Seller setting forth (A) the names and business addresses of all existing creditors of the Seller, both general and secured, with the amounts, if known, of the debts owed and to become owing to any such creditor, (B) the names and business addresses of all persons who are known to assert claims against the Seller and the amounts of such claims, even though such claims are disputed (and indicating whether disputed), (C) a schedule of the Assets with sufficient particularly to identify the items being purchased hereunder, and (D) a true and accurate list of all names and business addresses used by the Seller or its predecessors in interest, if any, within the three years immediately preceding the date of this Agreement.

        (i)  The Seller and the Stockholders agree that the Purchaser shall have the right to distribute at the Closing the consideration to be paid under this Agreement to the creditors of the Seller, in accordance with
    Section 13.6101 et. seq. Consolidated Pennsylvania Statutes, and Section
                    --  ---
    2(c) of this Agreement. In connection with the performance of the duties of the Purchaser imposed by said Section, the Seller and the Stockholders agree that the Purchaser may, but shall not be obligated to, withhold from the consideration provided in Section 2 of this Agreement such amount(s) as may be necessary to pay those debts of and claims against the Seller which are either shown in the affidavit required to be delivered by Section 5(c)(i) or are filed in writing at the place to which creditors of and claimants against the Seller are notified to send their claims within 30 days after the mailing of notice by the Purchaser, as stated in such notice to such creditors and claimants; and, the Purchaser may thereafter pay or distribute the remaining consideration payable pursuant to Section 2, provided, however, that the Seller or the Stockholders, at their option, may pay and discharge all such debts, claims, and other obligations, in which case, evidence, satisfactory to the Purchaser, of such payment and discharge shall be provided to the Purchaser.

    (d) Advice of Changes.  Between the date of this Agreement and the Closing,
        -----------------
the Seller and the Stockholders will promptly advise the Purchaser in writing of any fact which, if existing or known at the date of this Agreement, would have been required to be set forth in or disclosed pursuant to this Agreement.

    (e) Access to Properties and Records, Etc.  The Purchaser and its counsel,
        -------------------------------------
accountants and other representatives will be given full access during normal business hours to all of the properties, personnel, books, tax returns, contracts, commitments and records of the Seller, and the Purchaser will be furnished with all such additional documents (certified if requested) and information with respect to the affairs of the Seller as the Purchaser or its counsel or accountants may from time to time reasonably request.

    6.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER.
        --------------------------------------------------------

    The obligations of the Purchaser under this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (the fulfillment of any of which may be waived in writing by the Purchaser):

    (a) Accuracy of Representations and Warranties.  The representations and
        ------------------------------------------
warranties and statements of the Seller and the Stockholders contained in this Agreement, all exhibits hereto and any documents delivered in connection herewith shall be true and complete on the date of this Agreement and also and on the Closing Date.

    (b) Compliance.  The Seller and the Stockholders shall each have performed
        ----------
and complied with all agreements, covenants and conditions required by this Agreement and all exhibits hereto to be performed and complied with by each of them at or prior to the Closing.

    (c) Consents.  The Seller shall have obtained in writing the consents
        --------
referred to in Section 3(f) of this Agreement, all of which consents shall be subject to the assumption by the Purchaser of the related obligations.

    (d) Good Standing Certificates.  The Purchaser shall have received a
        --------------------------
certificate executed by the Secretary of State of the Commonwealth of Pennsylvania dated within 10 days prior to the Closing Date certifying that the Seller is a corporation in good standing under the laws of the Commonwealth of Pennsylvania and listing all documents filed in the Office of the Secretary of State relating to the Articles of Incorporation of such corporation.

    (e) Certificate.  The Purchaser shall have received a certificate executed
        -----------
by the President of the Seller, attested to by the Secretary of such corporation under its corporate seal, and executed by the Stockholders individually, dated the Closing Date, satisfactory in form and substance to the Purchaser and its counsel, certifying as to (i) the fulfillment of matters set forth in Sections 6(a) through 6(c) of this Agreement, (ii) the resolutions adopted by the Board of Directors and the Seller and the Stockholders approving the execution of this Agreement and the consummation of the transactions contemplated hereby; (iii) the incumbent officers of the Seller and the authenticity of the signatures of each; and (iv) the information, if any, required to be furnished to the Purchaser pursuant to Section, 5(c) and 5(d) of this Agreement.

    (f) Opinion of Counsel.  The Purchaser shall have received an opinion of
        ------------------
Joseph A. Gembala, III, counsel to the Seller, dated the Closing Date, satisfactory in form and substance to the Purchaser and its counsel, to the effect that:

        (i) the Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania with full corporate power and authority to carry on its business as it is presently conducted and to own the Assets;

        (ii) the capitalization of the Seller is as set forth in Section 3(b) of this Agreement, all of the outstanding capital stock of such corporation is validly issued, fully paid and nonassessable and all of such stock is owned by the Stockholders free and clear of all liens, encumbrances or interests of third persons;

        (iii) the Seller has good and marketable title to the Assets being conveyed to the Purchaser pursuant to this Agreement and title to the Assets as conveyed to the Purchaser hereunder is free and clear of all liens, encumbrances, equities and interests of third persons except as specifically noted in this Agreement and the exhibits hereto;

        (iv) this Agreement has been duly authorized, executed and delivered by the Seller and the Stockholders and constitutes a legal, valid and binding obligation of each of them enforceable against each of them in accordance with its terms;

        (i) the execution and delivery of this Agreement and performance of the transactions contemplated hereby will not violate any provision of state law applicable to the Seller or any of the Stockholders; will not conflict with, result in the breach of any provision of or the termination of or constitute a default under any corporate charter, by-laws, indenture, mortgage, deed of trust, partnership agreement, joint venture agreement or other instrument or agreement to which any of them is a party or by which any of the Assets are abound; will not constitute a violation of any order, judgment or decree to which any of them is a party or by which any of the Assets are bound; and will not result in the creation of any lien, charge or encumbrance upon any of the Assets; and

        (ii) such counsel has investigated and it knows of no facts which would constitute a breach of any of the representations and warranties, covenants or agreements made by the Seller or any of the Stockholders in this Agreement.

Such opinion shall also be delivered with respect to such other matters as the Purchaser or its counsel may reasonably request.

    (g) Audits.  The Purchaser shall have received the audited financial
        ------
statements of the Seller for the twelve months ended February 28, 1995, prepared by independent certified public accountants for and at the expense of the Seller. Such audited financial statements shall not show any materially adverse change in the financial condition of the Seller as compared to its position shown by the unaudited financial statements of the Seller provided to the Purchaser for the fiscal year ended September 30, 1994.

    (h) Employment Agreement and Lease.  The Purchaser and the Stockholders
        ------------------------------
shall have entered into (A) an employment agreement substantially in the form attached to this Agreement as Exhibit M, (B) a lease for a term of one year at the rent of $3,000 per month for approximately 5,785 square feet of space in the building located at 2010 Wheatsheaf Lane, Philadelphia, Pennsylvania, in form and substance reasonably acceptable to the parties thereto, and (C) a stock pledge agreement in form and substance acceptable to the Purchaser pledging the stock received by the Stockholders hereunder through April 30, 1998 to secure his obligations under section 8 of this Agreement.

    (i) Litigation.  There shall not be any litigation or proceeding to restrain
        ----------
or invalidate the consummation of the transactions contemplated hereby the defense of which, in the sole discretion of the Purchaser, would involve expense to the Purchaser or lapse of time that would be materially adverse to the interests of the Purchaser.

    (j) Casualty; Eminent Domain.  Since February 25, 1995, and prior to the
        ------------------------
completion of the Closing on the Closing date, no portion of the Assets or of the leased premises of the Seller deemed by the Purchaser in its sole discretion to be material to the operations of the Seller shall have been destroyed or damaged (whether or not there exists insurance against such loss), and no such portion of the Assets shall have been taken or threatened to be taken by power of eminent domain.

    (k) Claims to be Paid.  The claims to be paid by the Purchaser out of the
        -----------------
Purchase Price in accordance with the provisions of Section 2(c) of this Agreement and in accordance with the requirements of Section 13.6101 et. seq.
                                                                     --  ---
Consolidated Pennsylvania Statutes, in the aggregate shall not exceed the total of the cash consideration specified in Section 2(a).

    (l) Assignment of Licenses, Permits, Etc.  The Purchaser shall have received
        ------------------------------------
assignments, satisfactory in form and substance to its counsel, of all licenses, permits and the like applicable to the operation of the business, in each case, to the extent that the same are assignable and useful to the Purchaser.

    (m) Termination of Financing Statements.  No financing statements shall be
        -----------------------------------
of record with the Secretary of State of the Commonwealth of Pennsylvania, or in the public records of any county thereof, with respect to any of the Assets, and the Seller shall have furnished evidence satisfactory to counsel to the Purchaser of the termination of all such filings previously on record with respect to any of the Assets.

    (n) Sales Taxes.  The Purchaser shall have been furnished with a Tax
        -----------
Clearance Certificate from the Pennsylvania Department of Revenue, pursuant to
Section 1403 of the Pennsylvania Code, showing that all taxes imposed by the Commonwealth of Pennsylvania, have been paid in full as of the Closing Date or, in the alternative, the Purchaser shall have been furnished with a certificate from the Department of Revenue stating that no such taxes, interest or penalties are due.

    (o) Actions, Proceedings, Etc.  All actions, proceedings, instruments,
        -------------------------
agreements and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been reasonably satisfactory to and approved by Schifino & Fleischer, P.A., counsel to the Purchaser; and, such counsel shall have been furnished with such copies (certified if requested) all of such actions, proceedings, instruments, agreements and documents as they shall have reasonably requested.

    7.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLER AND THE
        -------------------------------------------------------------
        STOCKHOLDERS.
        ------------

    The obligations of the Seller and the Stockholders under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions (the fulfillment of any one of which may be waived in writing by such parties):

    (a) Accuracy of Representations and Warranties.  The representations and
        ------------------------------------------
warranties and statements of the Purchaser contained in this Agreement shall be true and complete on the date of this Agreement and when signed and on the Closing Date.

    (b) Compliance.  The Purchaser shall have performed and complied with all
        ----------
agreements, covenants and conditions required by this Agreement and all exhibits hereto to be performed and complied with by it at or prior to the Closing.

    (c) Certificate.  The Seller shall have received a certificate executed by
        -----------
the President of the Purchaser and attested to by its Secretary under its corporate seal, dated the Closing Date, certifying as to (i) the fulfillment of the matters mentioned in Sections 7(a) and (b) of this Agreement and (ii) the resolutions adopted by the Board of Directors of the Purchaser approving the execution of this Agreement and the consummation of the transactions contemplated hereby.

    (d) Employment Agreement, Lease.  The Purchaser shall have entered into (A)
        ---------------------------
an employment agreement with the Stockholders substantially in the form attached to this Agreement as Exhibit M, and (B) a lease for a term of one year at the rent of $3,000 per month for approximately 5,785 square feet of space in the building located at 2010 Wheatsheaf Lane, Philadelphia, Pennsylvania, in form and substance reasonably acceptable to the parties thereto.

    8.  INDEMNIFICATION.
        ---------------

    (a) General.  The Seller and the Stockholders jointly and severally agree to
        -------
indemnify the Purchaser in respect of any and all claims, losses and expenses which may be incurred by the Purchaser (the "Indemnified Party") arising out of:

     (i) any breach by either the Seller or any of the Stockholders of any of their representations, warranties, covenants or agreements made in this Agreement, the exhibits hereto or any document or paper delivered in connection with the transactions contemplated hereby;

     (ii) any attempt (whether or not successful) by any person to cause or require the Indemnified Party to pay or discharge any debt, obligation, liability or commitment inconsistent with any such representation, warranty, covenant or agreement; or

     (iii) any action, suit, proceeding, assessment or judgment arising out of or incident to any of the matters indemnified against in this Section 8, including reasonable fees and disbursements of counsel (before and at trial and in appellate proceedings).

    (b) Claims for Indemnification.  Whenever any claim shall arise for
        --------------------------
indemnification under this Section 8, the Indemnified Party shall notify the party or parties (as the case may be) against whom indemnification is sought (whether one party or more, the "Indemnifying Party") in writing by registered mail within 30 days after the Indemnified Party has actual knowledge of the facts constituting the basis for such claim. Such notice shall specify all facts known to the Indemnified Party giving rise to such indemnification right and the amount or an estimate of the amount of the liability arising therefrom. The right to indemnification hereunder and the amount or the estimated amount thereof, as set forth in such notice, shall be deemed agreed to by the Indemnifying Party unless, within 15 days after the receipt of such notice, the Indemnified Party is notified in writing that the Indemnifying Party disputes the right to indemnification as set forth or estimated in such notice.

    (c) Right to Defend; Third-Party Claims, Etc.  (i)  If the facts giving rise
        ----------------------------------------
to any such indemnification right shall involve any actual or threatened claim or demand by any third party against the Indemnified Party or any possible claim by the Indemnified Party against any third party, such claim by or against a third party shall be referred to as a "Third-Party Claim." If the Indemnifying Party gives the Indemnified Party an agreement in writing, in form and substance reasonably satisfactory to counsel to the Indemnified Party, agreeing to indemnify and save the Indemnified Party harmless from all costs and liability arising from any Third-Party Claim, the Indemnifying Party may at its own expense undertake full responsibility for the defense or prosecution of such Third-Party Claim and may contest or settle it on such terms as it may choose. If the Indemnifying Party fails to deliver such an agreement of indemnity to the Indemnified Party, (A) the Indemnifying Party at its own expense may nevertheless participate with the Indemnified Party in the defense or prosecution of the Third-Party Claim in any and all settlement negotiations relating thereto, and (B) the Indemnified Party may contest or settle the Third-Party Claim on such terms as it may choose, although the Indemnified Party shall not reach a settlement until it has consulted in good faith with the Indemnifying Party. Any such participation shall not relieve the Indemnifying Party of its obligations to indemnify the Indemnified Party under this Section 8.

    (ii) If by reason of any Third-Party Claim a lien, attachment, garnishment or execution is placed upon any of the property or assets of the Indemnified Party, the Indemnifying Party, if it desires to exercise its right to defend or prosecute such suit, shall furnish a satisfactory indemnity bond to obtain the prompt release of such lien, attachment, garnishment or execution.

    (d) Cooperation.  The parties to this Agreement shall execute such powers of
        -----------
attorney as may be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of each party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other party and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested).

    (e) Right of Offset.  With respect to any claims by the Purchaser for
        ---------------
indemnification under this Section 8 against the Seller or the Stockholders, in furtherance and not in limitation of its rights under this Agreement, the Purchaser, at its option, shall be entitled to an immediate right of offset against any amounts owed by the Purchaser to such party, including, without limitation, any amounts to be paid under Section 2 of this Agreement. Such right of offset shall be exercised by written notice to the party or parties against which the right of offset is taken, which notice shall be given in accordance with the requirements of Section 8(b) and shall indicate the total amount of such offset.


    9.  SECURITIES LAW MATTERS.
        ----------------------

    (a) Status Under Securities Laws.  (i)  The parties to this Agreement
        ----------------------------
understand and agree that the Purchaser's stock to be delivered in connection with the transactions contemplated by this Agreement will not have been registered under the Securities Act of 1933, as amended (the "Act"), the Pennsylvania Securities Act of 1972 or Chapter 517, Florida Statutes. The Stockholders represent and warrant to the Purchaser that they will be acquiring the stock of the Purchaser for their own account, for investment, and without a view to, or in connection with, any resale or distribution thereof in violation of applicable state and federal securities laws. The Stockholders do not have any contract, understanding or arrangement with any person to sell, assign, transfer or pledge to such person, or to anyone else, any portion of the stock being acquired hereunder; and the Stockholders have no present plans or intention to enter into any such contract, understanding or arrangement.

    (ii) The Stockholders agree and covenant not to sell, pledge, hypothecate or otherwise dispose of or attempt to dispose of any portion of the stock in violation of such statutes or this Agreement. The stock may only be sold, transferred, or assigned if it is registered under the Act or in compliance with an applicable exemption from registration. The Stockholders agree to notify the Purchaser in writing before any such proposed transaction or disposition and
                     ------
provide the Purchaser an opinion of counsel satisfactory to it that any proposed disposition will not violate the terms of this Agreement and that no registration under such statutes is required.

    (b) Registration.  The parties to this Agreement acknowledge, agree,
        ------------
represent and warrant between and among themselves that the Purchaser is under no obligation to register the stock under the Securities Act of 1933, the Pennsylvania Securities Act of 1972 or Chapter 517, Florida Statutes, and that no promise or representation to the contrary has been made, the Seller and the Stockholders having been informed of the restrictions on the transferability of the stock which is to be received hereunder.

    (c) Legend.  The Purchaser's stock delivered in connection with the
        ------
transactions contemplated by this Agreement will bear a legend in substantially the following form:

        This Stock has not been registered under the Securities Act of 1933 or chapter 517, Florida Statutes. This Stock has not been acquired with a view to, or in connection with, any distribution thereof and may not be sold, pledged, hypothecated, transferred or otherwise disposed of in the absence of an effective registration statement for the shares under the Securities Act of 1933 and Chapter 517, Florida Statutes, or an opinion of counsel satisfactory to the corporation that registration is not required under said statutes.

    10. ADDITIONAL TERMS OF TERMINATION.
        -------------------------------

    In addition to the provisions of Section 6 and 7 of this Agreement, this Agreement may be terminated before the Closing by mutual written agreement of the Boards of Directors of the corporate parties hereto and by the written agreement of the Stockholders. This Agreement may also be terminated by the Purchaser if, within five days after serving written demand on any of the other parties to this Agreement to provide satisfactory assurances of such party's abilities to perform its obligations hereunder, such satisfactory assurances are not forthcoming. In the event this Agreement is terminated as provided in this
Section 11 or in Section 6 or 7 of this Agreement, this Agreement shall forthwith become wholly void and of no effect, except as to Sections 11(e) and 11(g) of this Agreement, and there shall be no liability under this Agreement on the part of any of the parties hereto or their respective directors, officers or stockholders.

    11. GENERAL.
        -------

    (a) No Brokers.  Each of the parties to this Agreement represents and
        ----------
warrants, each to the others, that it has not utilized the services of any finder, broker or agent. Each of the parties agrees to indemnify the other parties against and hold them harmless from any and all liabilities to any person, firm or corporation claiming any broker's or finder's fee or commission of any kind on account of services rendered on behalf of such corporation in connection with the transactions contemplated by this Agreement.

    (b) Survival of Representations, Warranties, Etc.  Each of the parties to
        --------------------------------------------
this Agreement covenants and agrees that its representations, warranties, covenants, statements and agreements contained in this Agreement and the exhibits hereto and any document delivered in connection herewith shall survive the Closing Date and terminate on the fifth anniversary of such date, except that any such representations, warranties, covenants, statements, exhibits, documents and agreements with respect to any income tax liability, liability under any federal statutes or regulation or other liability measured by income of the Seller shall not terminate until the earlier of (1) ten days after the expiration of the period of limitations on assessment and collection (including any extension thereof) applicable to such taxes under Chapter 66 of the Internal Revenue Code of 1954, as amended, or any other applicable provision of law or
(2) six years after the Closing date.

    (c) Waivers.  No action taken pursuant to this Agreement, including any
        -------
investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein, therein and in any document delivered in connection herewith or therewith. The waiver by any party to this Agreement of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

    (d) Specific Performance; Remedies.  The parties to this Agreement
        ------------------------------
acknowledge that the performance of their respective obligations hereunder is essential to the consummation of the transactions contemplated by this Agreement. Each of them further acknowledges that the Assets are unique and that no party will have an adequate remedy at law if any other party fails to perform its or his obligations hereunder. In such event, each party shall have the right, in addition to any other rights it may have, to compel specific performance of this Agreement.

    (e) Expenses.  Each of the parties to this Agreement shall pay its own
        --------
expenses in connection with this Agreement and the transactions contemplated hereby, including the fees and expenses of its counsel and its certified public accountants and other experts. Cash expenses of the Seller and the Stockholders incurred in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby are specifically agreed to be liabilities that will not be assumed by the Purchaser pursuant to this Agreement. In addition, the cost of documentary and intangible tax stamps required to be affixed on the stock shall be borne by the payee of such stock.

    (f) Public Disclosure.  Before the Closing, neither Purchaser, Seller nor
        -----------------
Stockholders shall make any public release of information regarding the matters contemplated herein except (i) that a press release in form agreed upon by both Purchaser and Stockholders shall be issued as promptly as is practicable after the execution of this Agreement, (ii) that Purchaser and Stockholders may each continue such communications with employees, customers, suppliers, lenders, lessors and other particular groups as may be legally required, necessary or appropriate and not inconsistent with the best interests of the other party or the prompt consummation of the transactions contemplated by this letter, without disclosing the details of the transactions and (iii) as required by law.

    (g) Confidentiality.  If the transactions contemplated by this Agreement are
        ---------------
not consummated and are terminated pursuant to Section 6, 7 or 10 of this Agreement, then each of the parties to this Agreement agrees to keep confidential and shall not use for its own benefit any of the information (unless in the public domain) obtained from any other party and shall promptly return to such other parties all schedules, documents or other written information (without retaining copies thereof) previously obtained from such other parties.

    (h) Notices.  All notices, requests, demands and other communications which
        -------
are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed, first class mail, postage prepaid, to:

If to the Purchaser:  American Consolidated Laboratories, Inc.
                      6416 Parkland Drive
                      Sarasota, Florida 34243
                      Attention: President

with a copy to:       Schifino & Fleischer, P.A.
                      One Tampa City Center, Suite 2700
                      Tampa, Florida  33602

If to the Seller or the Stockholders:

                      Joseph W. Kelly
                      1563 Jarrettown Road
                      Drecher, Pennsylvania 19025

with a copy to:       Joseph Gembala, III
                      1831 Chestnut Street
                      Suite 501
                      Philadelphia, Pennsylvania 19103

or to such other address as such party shall have specified by notice in writing to the other parties.

    (i) Entire Agreement; Amendment.  This Agreement (including the exhibits
        ---------------------------
hereto and all documents and papers delivered pursuant hereto and any written amendments hereof executed by the parties to this Agreement) constitutes the entire agreement, and supersedes all prior agreements and understandings, oral and written, among the parties to this Agreement with respect to the subject matter hereof.

    (j) Assignability.  This Agreement shall not be assignable by any of the
        -------------
parties to this Agreement without the prior written consent of all other parties to this Agreement.

    (k) Further Assurance.  The parties to this Agreement will execute and
        -----------------
deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements or other instruments as the Purchaser or its counsel may reasonably request for the purpose of carrying out the transactions contemplated by this Agreement.

    (l) Counterparts.  This Agreement may be executed in several counterparts,
        ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    (m) Section and Other Headings.  The section and other headings contained in
        --------------------------
this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

    (n) Governing Law.  This Agreement has been negotiated and prepared and will
        -------------
be performed in the State of Florida, and the validity, construction and enforcement of, and the remedies under, this Agreement shall be governed in accordance with the laws of the State of Florida (except any choice of law provision of Florida law shall not apply if the law of a state or jurisdiction other than Florida would apply thereby).

    IN WITNESS WHEREOF, this Agreement has been signed by each of the individual parties hereto and signed by an officer thereunto duly authorized and attested under the corporate seal by the Secretary of each of the corporate parties hereto, all on the date first above written.


WITNESS:                            AMERICAN CONSOLIDATED
                                    LABORATORIES, INC.

/s/ Joseph A. Gembala               /s/ Mr. Smith
- ---------------------------------   ---------------------------------
                                    Chairman


ATTEST:                             PHILCON LABORATORIES, INC.
        (CORPORATE SEAL)

/s/ Marianne K. O'Hara                  /s/ Joseph W. Kelly
- ---------------------------------   By: ---------------------------------
Secretary                               President


                                    STOCKHOLDERS

/s/ Joseph A. Gembala               /s/ Joseph W. Kelly
- ---------------------------------   ---------------------------------
Witness                                 Joseph W. Kelly

/s/ Joseph A. Gembala               /s/ Lucille M. Kelly
- ---------------------------------   ---------------------------------
Witness                                 Lucille M. Kelly

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

                                   EXHIBITS


A  Liabilities to be assumed by Purchaser

B  Required consents

C  Seller's financial statements

D  Liabilities not assumed by Purchaser

E  Litigation involving Seller

F  Leases, contracts and commitments of Seller

G  Accounts receivable

H  Inventory

I  Seller's insurance

J  Employee benefit plans of Seller

K  Salaries of highly paid officers, directors and employees of Seller

L  Trade names, trademarks, copyrights, etc. in which Seller has an interest

M  Employment agreement

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